Exhibit 99.1

Fibrocell Announces Convertible Debt and Warrant Financing
of Up to $25 Million

Terminates Previously Announced Underwritten Public Offering

EXTON, PA - August 9, 2016 - Fibrocell Science, Inc. (NASDAQ: FCSC) today announced that it has terminated the previously announced underwritten public offering of common stock and warrants in order to enter into another financing transaction on more favorable terms. The financing transaction provides for the issuance of up to $25.0 million in aggregate principal amount of convertible promissory notes (the Notes) and warrants to purchase common stock (the Warrants) to investors in a private placement in one or more closings (the Financing). The Financing is greater than 50% subscribed and is not subject to any minimum aggregate investment amount. The initial closing of the Financing is expected to occur as soon as reasonably possible. Fibrocell intends to use the net proceeds of the Financing for the continued clinical and pre-clinical development of its product candidates and for other general corporate purposes.

In the initial closing of the Financing, Fibrocell will issue 10-year Notes that are convertible into Fibrocell common stock at a conversion price of $1.13625 per share and will accrue interest at a rate of 4% per annum. Interest may be paid or accrued, at the option of the Company. Upon the fifth anniversary of the issuance of the Notes and until they mature, each investor has the right to require the Company to repay all or any portion of the unpaid principal and accrued and unpaid interest.

Each $1 of principal invested in the Notes entitles the investor to a 5-year warrant to purchase one (1) share of the Company’s common stock at an exercise price equal to $1.50 per share. The warrants can be exercised on a cashless basis.

The Offering of the Notes and Warrants has not been registered under the Securities Act of 1933, as amended (the Securities Act), and the Notes and Warrants may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

Forward-Looking Statements

This press release contains, and our officers and representatives may from time to time make, statements that are “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements that are not historical facts are hereby identified as forward-looking statements for this purpose and include, among others, statements relating to: Fibrocell’s expectations regarding the initial closing of the sale of Notes and Warrants in the private placement, the potential aggregate investment amount in the private placement, its use of the proceeds from the private placement; and other statements regarding Fibrocell’s future operations, financial performance and financial position, prospects, strategies, objectives and other future events.

Forward-looking statements are based upon management’s current expectations and assumptions and are subject to a number of risks, uncertainties and other factors that could cause actual results and events to differ materially and adversely from those indicated herein including, among others: Fibrocell’s ability to obtain additional investment commitments; Fibrocell’s ability to close the private placement; general market conditions; and the risks, uncertainties and other factors discussed under the caption “Item 1A. Risk Factors” in Fibrocell’s most recent Form 10-K filing and Form 10-Q filing. As a result, you are cautioned not to place undue reliance on any forward-looking statements. While Fibrocell may update certain forward-looking statements from time to time, Fibrocell specifically disclaims any obligation to do so, whether as a result of new information, future developments or otherwise.

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Investor Relations Contact:
John Woolford
Westwicke Partners
443.213.0506
john.woolford@westwicke.com